Exhibit 10.14

Electronics For Imaging, Inc.
Notice of Grant of Stock Options	ID: 94-3086355
and Option Agreement	303 Velocity Way
Foster City, CA 94404

Employee Name	Option Number:
Address	Plan:
Address

Effective <date of grant>, you have been granted a(n) Non-Qualified Stock Option to buy <number> shares of Electronics For Imaging, Inc. (the Company) stock at $ <strike price> per share.

The total option price of the shares granted is $<total option price>.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
__________________	On Vest Date	__________________	__________________
__________________	Monthly	__________________	__________________

By your clicking on the Acceptance button and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s 2004 Stock Option Plan, as amended from time-to-time, and the Option Agreement that you have entered into the Company, both of which are attached and made a part of this Notice of Grant of Options. Additionally by your acceptance, you agree that you have read, fully understand and agree to abide by the terms of the Company’s Insider Trading Policy, which are attached.

Electronics For Imaging, Inc.	Date

Employee Name	Date